Exhibit 10.3

INTERCREDITOR AND SUBORDINATION AGREEMENT

This Intercreditor and Subordination Agreement (the “Agreement”) is entered into this 29 th day of September 2008 by and between NOTRE DAME INVESTORS, INC., an Arizona corporation (“Notre Dame”), ROLAND OBERLIN, as Successor Escrow Agent (“Oberlin”), LAZARUS ENERGY LLC, a Delaware limited liability company (“Lazarus”) and FIRST INTERNATIONAL BANK (“Lender”). Oberlin and Notre Dame are hereafter collectively referred to as the “Subordinated Creditors”.

WHEREAS, on June 1, 2006, Lazarus, conveyed to Steven R. Brook, Trustee, that certain Deed of Trust, Security Agreement and Financing Statement recorded in Volume 1342, Page 695 of the Official Public Records of Wilson County, Texas (the “Subordinated Deed of Trust”), to secure that certain Promissory Note in the original principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), payable to the order of Notre Dame (the “Subordinated Note”), which said Subordinated Deed of Trust encumbers that certain real estate described in Exhibit “A” attached hereto and incorporated by reference herein (the “Real Property”) and that certain personal property of Lazarus more particularly described in the Subordinated Deed of Trust and in that certain UCC-1 Financing Statement No. 06-0019628294 (the “Personal Property”);

WHEREAS, the interest of Notre Dame in the Subordinated Note and Subordinated Deed of Trust was transferred and assigned to Steven R. Brook, Escrow Agent, pursuant to Transfer of Lien dated December 6, 2006, recorded in Volume 1375, Page 309 of the Official Public Records of Wilson County, Texas;

WHEREAS, the interest of Steven R. Brook, Escrow Agent, in the Subordinated Note and Subordinated Deed of Trust was transferred and assigned to Oberlin pursuant to Transfer of Lien dated August 27, 2007, recorded in Volume 1421, Page 845 of the Official Public Records of Wilson County, Texas. Oberlin is the current owner and holder of the Subordinated Note and Subordinated Deed of Trust;

WHEREAS, as of the date of this Agreement, Lazarus is indebted to Oberlin in the principal amount of Five Million, Six Hundred Thousand Dollars ($5,600,000.00) as evidenced by the Subordinated Note, and may from time to time become indebted to Subordinated Creditors in further amounts, including but not limited to the obligations imposed by those certain Forbearance Agreements entered into by and between Lazarus, Oberlin, and Notre Dame. All indebtedness and other obligations of Lazarus to Subordinated Creditors, now or hereafter existing, including, but not limited to the Subordinated Note are hereinafter collectively referred to as the “Subordinated Debt”.

WHEREAS, Lazarus has requested that Lender make a loan to Lazarus in the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (“Lender’s Loan”), the proceeds of which will be used to partially satisfy the amount due and owing under the Subordinated Note; and

WHEREAS, Lender demands that, as a condition of granting Lazarus’s request that Lender advance such funds (or any portion thereof), it be secured by a first and superior lien upon the Real Property and the Personal Property, and Lazarus has requested Subordinated Creditors to subordinate their interests and liens in the Real Property and the Personal Property to the liens created in that certain Deed of Trust and that certain Security Agreement in favor of Lender as hereinafter set out; and

WHEREAS, Lender is unwilling to make the Lender’s Loan and advance any funds unless Lazarus and Subordinated Creditors will each agree to the various terms and conditions contained herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to fund all, or a portion of, Lender’s Loan, Subordinated Creditors, and Lazarus each jointly and severally agree as follows:

1.	Upon funding of the Lender’s Loan, Lazarus shall pay for the benefit of Oberlin, the amount of Four Million Three Hundred Thousand and No/100 Dollars ($4,300,000.00). The remaining portion of the Subordinated Debt owed to Subordinated Creditors is and shall be subordinate to the prior payment in full of all amounts owing under the Lender’s Loan.

2,	So long as there is no default existing under the documents relating to the Lender’s Loan, Oberlin may accept only regular monthly payments of principal and interest under the Subordinated Note beginning on October 31, 2008. The amount of each monthly principal and interest payment allowed hereunder shall equal Thirty —three thousand six hundred sixty six dollars and 60/100 ($33,660.60) for a period of sixty-one (61) months. Interest on the unpaid balance of the Subordinated Loan shall be calculated at a rate equal to Eight Percent (8%) per annum. The first payment is attributable, and will be applied, 100% to interest accrued but unpaid prior to the date of this agreement. No other payments are allowed under any Subordinated Debt. Upon written notification to Oberlin that an event of default exists under Lender’s Loan (“Notice of Default”), Oberlin agrees that any payments received from and after said Notice of Default, shall be immediately delivered to Lender. In the event any such payment is received in the form of a negotiable instrument, Oberlin and/or Subordinated Creditor, as applicable, agree to endorse said instrument to the order of Lender prior to delivery of same to Lender.

All payments or distributions upon or with respect to the Subordinated Debt that are received (or retained) by any Subordinated Creditor contrary to the provisions of this Agreement shall be deemed to be held in trust by the recipient for the benefit of Lender until such payments or distributions are delivered to the Lender as required herein. Subordinated Creditors agree that any funds so received (or retained) shall be segregated from other funds and property held by Subordinated Creditors until paid over to Lender. Subordinated Creditors hereby represent to Lender that all payments required to be made on the Subordinated Debt to date, if any, have been made.

3.	Subordinated Creditors and Lazarus hereby represent to Lender that no prepayments of either principal or interest have been made, or will be made, under any Subordinated Debt, except as approved in writing by the Lender.

4.	The Subordinated Note will not be modified or amended without the prior written consent of Lender.

5.	Any material default under the terms of the Lender’s Loan shall also constitute a default under the terms of the Subordinated Debt. Upon the event of any material default, the Lender agrees to notify the Subordinated Creditors of such default as provided herein. In the event that the indebtedness owed to the Lender is accelerated, such acceleration shall also serve as an acceleration of the Subordinated Debt. As used herein, “material default” shall mean a default of which Lender notifies Lazarus in writing.

7.	Subordinated Creditors agree that any lien(s) that Subordinated Creditors may have against any property to secure any Subordinated Debt, including any lien(s) securing the Subordinated Note, shall at all times be and remain secondary and inferior to any lien(s) that Lender may have on that same property. Subordinated Creditors agree to sign appropriate documentation, as determined and required by Lender, to subordinate any lien or security interest pursuant to this Agreement.

8.	Lender in its sole discretion may take any action without affecting this Agreement, including but not limited to the following:

a.	Modify the terms of Lender’s Loan.

b.	Grant an extension, renewal, or increase the amount, of Lender’s Loan. Notwithstanding any provisions to the contrary, the Subordinated Creditors do not agree or consent to subordinate the Subordinated Debt if the aggregate indebtedness by Lazarus evidenced by the Lender’s Loan exceeds twelve million dollars ($12,000,000.00). It is understood and agreed that in the event the Lender’s Loan exceeds the $12,000,000.00 loan limitation, the liens and encumbrances that secure the payment of the Subordinated Note shall not be inferior or junior to the liens to the Lender for any amount above $12,000,000.00 but shall be treated for all purposes as a parri passu obligation.

c.	Defer payments or enter into a workout agreement on Lender’s Loan.

d.	Release or substitute collateral securing Lender’s Loan.

e.	Forbear from collecting on existing collateral or requiring additional collateral.

f.	Declare a default on Lender’s Loan and notify Oberlin to stop accepting payments as provided in this Agreement.

g.	Agree to release, compromise, or settlement of Lender’s Loan.

9.	Lazarus agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

10.	Oberlin hereby represents to Lender that it is the sole owner and holder of the Subordinated Note and the sole owner of all Subordinated Debt now outstanding, free and clear of any encumbrance.

11.	This Agreement shall (a) remain in full force and effect until the payment in full of the Lender’s Loan; (b) be binding upon the Subordinated Creditors, Lazarus, and their respective successors, transferees, and assigns, including any bankruptcy trustee or receiver or guarantors or sureties of the Subordinated Debt; and (c) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees, and assigns.

12.	Upon request therefor, Subordinated Creditors agree to provide Lender with a written accounting of all payments received by Subordinated Creditors from Lazarus.

13.	Subordinated Creditors hereby represent to Lender that the original Subordinated Note contains the following language (or similar language approved by Lender) written on its face: “This note is further governed by the terms of that certain Intercreditor and Subordination Agreement, a copy of which is attached hereto and incorporated by reference herein.”

14.	Any notice or request required or permitted to be given under this Agreement shall be deemed to have been properly given when delivered in person or by facsimile transmission to the number shown below, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to Subordinated Creditors:

Notre Dame Investors, Inc.

Attn: Roland Oberlin

5404 Holly

Bellaire, Texas 77401

Fax No. 713-432-1343

If to Lazarus:

Lazarus Energy LLC

Attention: Jonathan Carroll

2929 Allen Parkway, Suite 1400

Houston, Texas 77019

Fax No. (713) 850-0520

If to Lender:

First International Bank

Attn: John Shaver, Vice President

1912 Avenue K

Plano, Texas 75074

Fax No. (972) 422-7144

15.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

16.	It is further understood and agreed that nothing contained herein shall prohibit or preclude Oberlin from assigning and/or transferring its interest in the Subordinated Note or underlying collateral to another party, provided any such assignment or transfer may only be made as expressly subject to the terms of this Agreement. It is further agreed that in the event of a default under the Subordinated Note, nothing contained herein shall prohibit or preclude Oberlin or Notre Dame from seeking to enforce its legal and equitable remedies against any guarantor of the Subordinated Debt or against any unrelated collateral which may serve to secure payment of the Subordinated Debt. As used herein, the term “unrelated collateral” shall mean any property which is not encumbered by a lien in favor of the Lender.

17.	This Agreement constitutes the legal, valid, and binding agreement of the parties hereto, enforceable in accordance with its terms and shall be binding on the undersigned and the Subordinated Lenders. The undersigned represent that they have full authority to enter into this Agreement in the capacity stated.

SUBORDINATED CREDITOR:

LENDER: Notre Dame Investors, Inc., an

International Bank LENDER: Arizona corporation	LAZARUS: Lazarus Energy LLC, a Delaware limited liability company

By:
Roland Oberlin, President	By:	Lazarus Energy Holdings LLC, a Delaware limited liability Company, its Sole Member
OBERL IN:

By:
Roland Oberlin, as Successor Escrow Agent		Jonathan P. Carroll Title: Director

By:
John Shaver, Vice-President

STATE OF TEXAS

COUNTY OF HARRIS.

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Roland Oberlin, President of Notre Dame Investors, Inc., an Arizona corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of September 2008.

STATE OF TEXAS

COUNTY OF DALLAS §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Roland Oberlin, as Successor Escrow Agent known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of September 2008.

STATE OF TEXAS

COUNTY OF HARRIS §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared John P. Carroll, Sr. , Director of Lazarus Energy Holdings LLC, a Delaware limited liability company, sole Member of Lazarus Energy LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE,             this 29th day of September 2008.

THOMAS ANDERSON, JR. NOTARY PUBLIC STATE OF TEXAS My Comm. Exp. 3-22-2010	NOTARY PUBLIC, State of Texas